Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended	Three Months Ended
	December 31, 2005	December 31, 2004

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 2,020	$ 3,983	$ 6,003	$ 2,137	$ 3,949	$ 6,086
Undistributed Earnings (Loss)	(307)	(570)	(877)	511	922	1,433

Income from Continuing Operations	$ 1,713	$ 3,413	$ 5,126	$ 2,648	$ 4,871	$ 7,519

Average Basic Shares Outstanding	13,352	24,851	38,203	13,584	24,555	38,139

Basic Earnings Per Share from Continuing Operations	$0.13	$0.14		$0.19	$0.20

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,040	$ 3,985	$ 6,025	$ 2,137	$ 3,959	$ 6,096
Undistributed Earnings (Loss)	(316)	(583)	(899)	510	913	1,423

Income from Continuing Operations	$ 1,724	$ 3,402	$ 5,126	$ 2,647	$ 4,872	$ 7,519

Average Diluted Shares Outstanding	13,482	24,861	38,343	13,807	24,718	38,525

Diluted Earnings Per Share from Continuing Operations	$0.13	$0.14		$0.19	$0.20

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 1,713	$ 3,413	$ 5,126	$ 2,648	$ 4,871	$ 7,519

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	--	--
Performance share awards	20	2	22	--	10	10

(Reduction) Increase of Undistributed Earnings - allocated based on Class A and Class B shares	(9)	(13)	(22)	(1)	(9)	(10)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 1,724	$ 3,402	$ 5,126	$ 2,647	$ 4,872	$ 7,519

Average Shares Outstanding for Basic EPS Calculation	13,352	24,851	38,203	13,584	24,555	38,139

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	--	--
Performance share awards	130	10	140	--	66	66
Restricted share units	--	--	--	223	97	320

Average Shares Outstanding for Diluted EPS Calculation	13,482	24,861	38,343	13,807	24,718	38,525

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 1,935,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, all 2,440,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CONTINUING OPERATIONS	Six Months Ended	Six Months Ended
	December 31, 2005	December 31, 2004

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 4,178	$ 7,958	$12,136	$ 4,283	$ 7,885	$12,168
Undistributed Earnings (Loss)	(2,518)	(4,648)	(7,166)	465	837	1,302

Income from Continuing Operations	$ 1,660	$ 3,310	$ 4,970	$ 4,748	$ 8,722	$13,470

Average Basic Shares Outstanding	13,418	24,766	38,184	13,605	24,524	38,129

Basic Earnings Per Share from Continuing Operations	$0.12	$0.13		$0.35	$0.36

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 4,214	$ 7,961	$12,175	$ 4,283	$ 7,907	$12,190
Undistributed Earnings (Loss)	(2,546)	(4,659)	(7,205)	459	821	1,280

Income from Continuing Operations	$ 1,668	$ 3,302	$ 4,970	$ 4,742	$ 8,728	$13,470

Average Diluted Shares Outstanding	13,534	24,775	38,309	13,828	24,690	38,518

Diluted Earnings Per Share from Continuing Operations	$0.12	$0.13		$0.34	$0.35

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 1,660	$ 3,310	$ 4,970	$ 4,748	$ 8,722	$13,470

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	--	--
Performance share awards	36	3	39	--	22	22

(Reduction) Increase of Undistributed Earnings - allocated based on Class A and Class B shares	(28)	(11)	(39)	(6)	(16)	(22)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 1,668	$ 3,302	$ 4,970	$ 4,742	$ 8,728	$13,470

Average Shares Outstanding for Basic EPS Calculation	13,418	24,766	38,184	13,605	24,524	38,129

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	--	--
Performance share awards	116	9	125	--	68	68
Restricted share units	--	--	--	223	98	321

Average Shares Outstanding for Diluted EPS Calculation	13,534	24,775	38,309	13,828	24,690	38,518

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 2,063,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, all 2,498,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS (LOSS) PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	December 31, 2005	December 31, 2004

Basic:
Class A	$(0.03)	$(0.03)
Class B	$(0.03)	$(0.04)
Diluted:
Class A	$(0.03)	$(0.03)
Class B	$(0.03)	$(0.04)

(Unaudited)	(Unaudited)
Six Months Ended	Six Months Ended
December 31, 2005	December 31, 2004

Basic:
Class A	$(0.20)	$(0.06)
Class B	$(0.20)	$(0.07)
Diluted:
Class A	$(0.20)	$(0.06)
Class B	$(0.20)	$(0.06)

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CUMULATIVE EFFECT OF CHANGE	Three Months Ended	Three Months Ended
IN ACCOUNTING PRINCIPLE	December 31, 2005	December 31, 2004

Basic:
Class A	$0.00	$0.00
Class B	$0.00	$0.00
Diluted:
Class A	$0.00	$0.00
Class B	$0.00	$0.00

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CUMULATIVE EFFECT OF CHANGE	Six Months Ended	Six Months Ended
IN ACCOUNTING PRINCIPLE	December 31, 2005	December 31, 2004

Basic:
Class A	$0.01	$0.00
Class B	$0.01	$0.00
Diluted:
Class A	$0.01	$0.00
Class B	$0.01	$0.00

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS (LOSS) PER SHARE	(Unaudited)	(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	December 31, 2005	December 31, 2004
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 2,020	$ 3,983	$ 6,003	$ 2,137	$ 3,949	$ 6,086
Undistributed Earnings (Loss)	(619)	(1,150)	(1,769)	11	19	30

Net Income	$ 1,401	$ 2,833	$ 4,234	$ 2,148	$ 3,968	$ 6,116

Average Basic Shares Outstanding	13,352	24,851	38,203	13,584	24,555	38,139

Basic Earnings (Loss) Per Share	$0.10	$0.11		$0.16	$0.16

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,040	$ 3,985	$ 6,025	$ 2,137	$ 3,959	$ 6,096
Undistributed Earnings (Loss)	(630)	(1,161)	(1,791)	7	13	20

Net Income (Loss)	$ 1,410	$ 2,824	$ 4,234	$ 2,144	$ 3,972	$ 6,116

Average Diluted Shares Outstanding	13,482	24,861	38,343	13,807	24,718	38,525

Diluted Earnings (Loss) Per Share	$0.10	$0.11		$0.16	$0.16

EARNINGS (LOSS) PER SHARE	(Unaudited)	(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Six Months Ended	Six Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	December 31, 2005	December 31, 2004
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 4,178	$ 7,958	$12,136	$ 4,283	$ 7,885	$12,168
Undistributed Earnings (Loss)	(5,083)	(9,382)	(14,465)	(370)	(667)	(1,037)

Net Income (Loss)	$ (905)	$(1,424)	$(2,329)	$ 3,913	$ 7,218	$11,131

Average Basic Shares Outstanding	13,418	24,766	38,184	13,605	24,524	38,129

Basic Earnings (Loss) Per Share	$(0.07)	$(0.06)		$0.29	$0.29

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 4,214	$ 7,961	$12,175	$ 4,283	$ 7,907	$12,190
Undistributed Earnings (Loss)	(5,124)	(9,380)	(14,504)	(380)	(679)	(1,059)

Net Income (Loss)	$ (910)	$(1,419)	$(2,329)	$ 3,903	$ 7,228	$11,131

Average Diluted Shares Outstanding	13,534	24,775	38,309	13,828	24,690	38,518

Diluted Earnings (Loss) Per Share	$(0.07)	$(0.06)		$0.28	$0.29